Exhibit 32

Certification Furnished Pursuant to

18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Gulf Island Fabrication, Inc. (the “Company”) for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, who are the Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act, that, to the best of their knowledge:

•	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

By:	/s/ Richard W. Heo
Richard W. Heo
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President,
Chief Financial Officer, Treasurer, and Secretary
(Principal Financial Officer)

Date: March 29, 2021

A signed original of this written statement required by Section 906 has been provided to Gulf Island Fabrication, Inc. and will be retained by Gulf Island Fabrication, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.